EXHIBIT E

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN UNITED GLOBAL, INC.

   American United Global, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated May 1, 2001, duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.

         SECOND: That Article "FOURTH" of the Certificate of Incorporation of this Corporation, as previously amended, shall be further amended by adding a new paragraph to the end of said Article "FOURTH," which new paragraph shall read as follows:

[ANY ONE OF THE FOLLOWING ALTERNATIVE PROPOSALS, AS DETERMINED BY THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION]:

      "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article "FOURTH" of the Corporation's Certificate of Incorporation, each 15 shares of the Common Stock, $.01 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.01 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock, which is not evenly divisible by 15 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $_____(the closing market price of the Common Stock on the day preceding the filing date of this Certificate of Amendment) by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 15. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

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                                       OR

      "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article "FOURTH" of the Corporation's Certificate of Incorporation, each 20 shares of the Common Stock, $.01 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.01 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 20 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $______ (the closing market price of the Common Stock on the day preceding the filing date of this Certificate of Amendment) by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 20. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

                                       OR

      "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article "FOURTH" of the Corporation's Certificate of Incorporation, each 25 shares of the Common Stock, $.01 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.01 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock, which is not evenly divisible by 25 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $_____ (the closing market price of the Common Stock on the day preceding the filing date of this Certificate of Amendment) by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 25. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

      THIRD: That thereafter, pursuant to resolution of the Board of Directors, at least a majority of the outstanding stock of the Corporation entitled to vote thereon, acting at a meeting of stockholders of the Corporation at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the

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


aforesaid amendment to the Certificate of Incorporation of the Corporation.

      FOURTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, American United Global, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this ____ day of _____ , 2001.


                                           AMERICAN UNITED GLOBAL, INC.



                                       BY: __________________________________
                                                    Robert M. Rubin, Chairman
                                           Chief Executive Officer and President

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